                                                                 EXHIBIT h(3)(c)

                                 AMENDMENT NO. 2
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated June 1, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Investment Securities Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS


PORTFOLIOS                                          EFFECTIVE DATE OF AGREEMENT
----------                                          ---------------------------

AIM High Yield Fund                                        June 1, 2000

AIM High Yield Fund II                                     June 1, 2000

AIM Income Fund                                            June 1, 2000

AIM Intermediate Government Fund                           June 1, 2000

AIM Limited Maturity Treasury Fund                         June 1, 2000

AIM Money Market Fund                                      June 1, 2000

AIM Municipal Bond Fund                                    June 1, 2000

AIM Total Return Bond Fund                              December 28, 2001"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  December 28, 2001

                                               A I M ADVISORS, INC.


Attest:  /s/ LISA A MOSS                       By: /s/ ROBERT H. GRAHAM
         ----------------------------------        -----------------------------
             Assistant Secretary                     Robert H. Graham
                                                     President


(SEAL)


                                               AIM Investment Securities Funds


Attest:  /s/ LISA A. MOSS                      By: /s/ ROBERT H. GRAHAM
         ----------------------------------        -----------------------------
              Assistant Secretary                    Robert H. Graham
                                                     President


(SEAL)